UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2024 (December 3, 2024)

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:
     (713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	CSV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 4, 2024, Carriage Services, Inc. (the “Company”), announced that effective January 2, 2025, John Enwright has been appointed to serve as the Company’s Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer).
Mr. Enwright, age 52, brings over twenty-five years of omnichannel retail experience leading financial, investor relations and strategic forecast and planning analysis teams at publicly traded companies. He most recently served as the Chief Financial Officer for Edible Brands, LLC. in 2024. Prior to that, Mr. Enwright served as Chief Financial Officer for Vera Bradley, Inc., a publicly traded retail company and leading designer of women’s handbags, luggage, and other accessories (“Vera Bradley”), from 2017 to 2023, leading its financial reporting, financial planning, M&A, treasury, real estate, investor relations and supply chain activities. Prior to 2017, Mr. Enwright served as Vera Bradley’s Vice President of Financial Planning and Analysis from 2015 to 2017, where he was responsible for financial planning and analysis and forecasting. Prior to joining Vera Bradley, he was Director of Finance – Americas for Tiffany and Company, where he held various roles of increasing responsibility from 1999 to 2014, which included leading, executing and advising on financial planning and analysis, treasury and continual business improvement activities. Mr. Enwright has an M.B.A. in Finance from Seton Hall University and a B.S. in Accounting from Montclair State University.
On December 3, 2024, the Company entered into an employment agreement with Mr. Enwright, effective January 2, 2025 (the “Employment Agreement”), pursuant to which he will be entitled to receive an annual base salary of not less than $425,000. Mr. Enwright will also be eligible for an annual performance bonus, depending upon the achievement of specific performance criteria. Mr. Enwright’s target cash bonus will be a minimum of 75% of his annual base salary. In addition, Mr. Enwright will be eligible to receive discretionary annual and long-term equity incentive awards. The Employment Agreement further provides Mr. Enwright with certain payments and benefits if his employment with the Company terminates as a result of death, disability, involuntary termination without cause (as defined in the Employment Agreement), or involuntary termination without cause, or termination for good reason, within a corporate change period (as defined in the Employment Agreement). Pursuant to the Employment Agreement, Mr. Enwright agreed to certain non-competition provisions during the term of his employment and for a period of twelve months thereafter.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
In connection with the appointment of Mr. Enwright as the Company’s Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer), effective January 2, 2025, Kathryn Shanley will cease serving, at that time, as the Company’s Interim Principal Financial Officer. Thereafter, Ms. Shanley will continue to serve as the Company’s Chief Accounting Officer (Principal Accounting Officer).
A copy of the press release announcing the matters described herein is attached as Exhibit 99.1 to this Current Report on Form 8-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit	Description

10.1	Employment Agreement dated effective as of January 2, 2025, by and between Carriage Services, Inc. and John Enwright
99.1	Press Release dated December 4, 2024
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: December 4, 2024	By:	/s/ Steven D. Metzger
Steven D. Metzger
President and Secretary